Exhibit 99.77(q)(1)

ITEM 77Q1 – Exhibits

(a)(1)	Amended Establishment and Designation and Amended Certificate of Establishment and Designation of Series and Classes of Shares of Beneficial Interest, Par Value $0.01 Per Share, effective January 12, 2018 (establishing Class P3 Shares of Voya Large-Cap Growth Fund, Voya Large Cap Value Fund, Voya MidCap Opportunities Fund, Voya Multi-Manager Mid Cap Value Fund, Voya Real Estate Fund, Voya SmallCap Opportunities Fund, and Voya SMID Cap Growth Fund) – Filed as an Exhibit to Post-Effective Amendment No. 156 to the Registrant’s Registration Statement on Form N-1A filed on February 7, 2018 – Filed herein.

(b)(1)	Amended and Restated By-Laws of Voya Equity Trust dated March 18, 2018 – Filed herein.

(d)(4)	Amended Schedule A effective January 1, 2018, to the Amended and Restated Investment Management Agreement dated November 18, 2014, as amended and restated on May 1, 2015, between Voya Equity Trust and Voya Investments, LLC – Filed herein.

(d)(5)	Amended Schedule A effective January 1, 2018, to the Sub-Advisory Agreement effective as of November 18, 2014, between Voya Investments, LLC, and Voya Investment Management Co. LLC – Filed herein.